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                                                                     EXHIBIT 1.1

                                5,000,000 SHARES


                            VALERO ENERGY CORPORATION

                     COMMON STOCK (PAR VALUE $.01 PER SHARE)






                             UNDERWRITING AGREEMENT








June__, 2000



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                                               June__, 2000


Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Salomon Smith Barney Inc.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs and Mesdames:

     Valero Energy Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS"), for whom Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Lehman Brothers Inc. and Salomon Smith Barney Inc. shall act as representatives (the "REPRESENTATIVES"), an aggregate of 5,000,000 shares of its Common Stock, par value $.01 per share (the "FIRM SHARES").

     The Company also proposes to issue and sell to the several Underwriters not more than an additional 750,000 shares of its common stock, par value $.01 per share, (the "ADDITIONAL SHARES") if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Shares will have attached thereto preferred share purchase rights (the "RIGHTS") issued pursuant to the Rights Agreement (the "RIGHTS AGREEMENT") dated as of July 17, 1997 between the Company and Harris Trust and Savings Bank, as Rights Agent.

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "SECURITIES ACT"), a registration statement on Form S-3 (registration no.
333-

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33846), including a related prospectus, relating to the registration of certain shares of Common Stock including the Shares and the related Rights and certain debt and other securities (the "SHELF SECURITIES"), to be sold from time to time by the Company. The registration statement as amended at the date of this Agreement, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act is hereinafter referred to as the "REGISTRATION STATEMENT," and the prospectus included therein relating to the Shelf Securities, in the form first used to confirm sales of the Shares, is hereinafter referred to as the "BASIC PROSPECTUS." The Basic Prospectus, as supplemented by the prospectus supplement dated ____, 2000 (the "PROSPECTUS SUPPLEMENT"), relating to the Shares, in the form first used to confirm sales of the Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference to the term Registration Statement, the Basic Prospectus, any preliminary form of Prospectus previously filed with the Commission pursuant to Rule 424 of the Securities Act or the Prospectus shall include the documents incorporated therein by reference. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference in the Prospectus.

     Concurrently with the offering of Shares, the Company intends to offer $_____ aggregate principal amount of senior notes (the "DEBT OFFERING") and _____ aggregate stated amount of Premium Equity Participating Security Units - PEPS(sm) Units (the "PEPS UNITS OFFERING").

     It is understood that on March 2, 2000, the Company entered into an agreement, as amended on May 14, 2000 (the "PURCHASE AGREEMENT") with ExxonMobil Corporation ("EXXONMOBIL") to purchase ExxonMobil's refinery and truck terminal located in Benicia, California and all Exxon-branded California retail assets (the "ACQUISITION"). It is also understood that the closing of the purchase of the refinery and certain of the retail assets took place on May 15, 2000 and that the closing of the purchase of the remaining retail assets took place on June 15, 2000.

     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in

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     effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter or its counsel through you expressly for use therein.

          (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (d) The Company (i) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and
     (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) Each subsidiary of the Company (i) has been duly incorporated, is validly existing as a corporation in good standing under

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     the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and
     (iii) is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (f) This Agreement has been duly authorized, executed and delivered by the Company.

          (g) The Purchase Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Company and, to the knowledge of the Company, ExxonMobil; the Purchase Agreement is in full force and effect as of the date hereof and neither the Company, nor, to the knowledge of the Company, ExxonMobil, is, or with the giving of notice or lapse of time or both would be, in violation of or in default under the Purchase Agreement, except for violations and defaults which individually or in the aggregate would not be material to the Company and its subsidiaries, taken as a whole.

          (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (i) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (j) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (k) The Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the shares of Junior Participating Preferred Stock, Series I, issuable upon exercise of the Rights have been duly authorized by the Company and validly reserved for issuance, and when issued upon the

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     exercise of the Rights in accordance with the terms of the Rights
     Agreement, will be validly issued, fully paid and non-assessable.

          (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Rights Agreement and the Purchase Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Company of its obligations under this Agreement, the Rights Agreement or the Purchase Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (m) Neither the Company nor any of its subsidiaries is in violation of its corporate charter or by-laws or other constitutive document or in default under any agreement, indenture or instrument, which default could reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and no event or condition has occurred or exists which, with the giving of notice or the lapse of time or both, would result in any such violation or default which would have such an effect. Neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation could reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (o) There are no legal or governmental investigations or proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or

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     any of its subsidiaries is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (p) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (q) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (r) All licenses, permits, consents, certificates of need, authorizations, certifications, accreditations, franchises, approvals, grants of rights by, or filings or registrations with, any federal, state, local or foreign court or governmental or public body, authority, or other instrumentality or third person (including without limitation the Federal Energy Regulatory Commission ("FERC")) (any of the foregoing a "LICENSE") necessary for the Company and its subsidiaries to own, build, maintain or operate their respective businesses or properties have been duly authorized and obtained, and are in full force and effect, except where the failure to so be obtained or in effect would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company and its subsidiaries are in compliance in all material respects with all provisions thereof; no event has occurred which permits (or with the passage of time would permit) the revocation or termination of any License, or which could result in the imposition of any restriction thereon, which is of such a nature or the effect of which would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; no material License is the subject of any pending or, to the best of the Company's knowledge, threatened challenge or revocation which, if such License were revoked, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company and its subsidiaries are not required to obtain any material License that has not already been obtained from, or effect any material filing or registration that has not already been effected with, the FERC or any other federal,

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     state or local regulatory authority in connection with the execution and delivery of this Agreement, the Purchase Agreement or the Rights Agreement; and except, in each case, as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (s) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and except, in each case, as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (t) Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (u) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (v) The statements, (including the assumptions described therein) included in the Company's filing on Form 8-K dated as of March 17, 2000 (i) are within the coverage of Rule 175(b) under the Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and

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     (ii) were made by the Company with a reasonable basis and reflect the
     Company's good faith estimate of the matters described above.

          (w) The Company has prepared its financial statements on a consistent basis in accordance with generally accepted accounting principles. The pro forma financial statements of the Company, and the related notes thereto, included in the Prospectus present fairly in all material respects the pro forma financial position of the Company, as of the dates indicated and the results of its operations for the periods specified; the pro forma financial information, and the related notes thereto, included in the Prospectus has been prepared in accordance with the applicable requirements of the Exchange Act and is based upon good faith estimates and assumptions believed by the Company to be reasonable.

          (x) Neither the Company nor any of its subsidiaries is a "holding company", a "subsidiary company" or a "holding company", an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", as each of such terms is defined in the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder.

          (y) The Company and its subsidiaries have good and indefeasible title to all items of real property and good and defensible title to all personal property owned by them and the right to use all other property used or proposed to be used by them in the ordinary course of business, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially adversely affect the value of such property and do not unreasonably interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not unreasonably interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $_____ a share (the "PURCHASE PRICE") the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter.

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     On the basis of the representations and warranties contained in this
Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 750,000 Additional Shares at the Purchase Price. If the Representatives, on behalf of the Underwriters, elect to exercise such option, the Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased (which date shall not be less than three business days following such notice, unless agreed to by both the Underwriters and the Company). Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the final prospectus supplement included in the Prospectus, (i) register, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock pursuant to, or the grant of options under the Company's existing stock option, employee benefit or dividend reinvestment plans or (C) the issuance of securities contemplated by the Debt Offering and PEPS Units Offering (as described in the Prospectus).

         3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by

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you that the Shares are to be offered to the public initially at $___ a share
(the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $____ a share, to any Underwriter or to certain other dealers.

     4. Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 2000, or at such other time on the same or such other date, not later than _________, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in
Section 2 or at such other time on the same or on such other date, in any event not later than _______, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following further conditions:

          (a) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the

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     Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

          (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (c) the Purchase Agreement shall be in full force and effect and no amendment thereto shall have been entered into and none of the conditions to closing set forth thereon shall have been waived (except in either case prior to the date hereof, with your consent or such thereof as would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole).

          (d) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(b)(i) and 5(c) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

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          (e) The Underwriters shall have received on the Closing Date an opinion of Baker Botts L.L.P., outside counsel for the Company, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

               (ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

               (iii) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights under the Company's certificate of incorporation or by-laws or under Delaware General Corporation Law or, to the best of such counsel's knowledge, any agreement to which the Company is a party;

               (iv) the Rights Agreement has been duly authorized by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the Shares of Junior Participating Preferred Stock, Series I, issuable upon exercise of the Rights have been duly authorized by the Company and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

               (v) this Agreement has been duly authorized, executed and delivered by the Company;

               (vi) the Purchase Agreement has been duly authorized, executed and delivered by the Company and represents a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof is subject to the effect of (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

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               (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Rights Agreement and the Purchase Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company;

               (viii) the statements (A) in the Prospectus under the caption "Description of Capital Stock", (B) in the Registration Statement in
          Item 15 and (C) incorporated by reference into the Prospectus under the caption "Description of Securities to be Registered" in the report on Form 8-A/A dated July 17, 1997, in each case insofar as such statements constitute summaries of legal matters, accurately present the information called for with respect to such legal matters, documents and proceedings and accurately summarize the matters referred to therein; and

               (ix) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          In addition, such counsel shall state that nothing has come to such counsel's attention to cause such counsel to believe that (A) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not comment) do not comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder or (B)(i) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective or at the time of the execution of this agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) The Underwriters shall have received on the Closing Date an opinion of Jay D. Browning, Esq., Corporate Secretary and Managing Attorney, Corporate Law for the Company, to the effect that:

               (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (ii) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iii) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

               (iv) all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

               (v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Rights Agreement and the Purchase Agreement will not contravene any agreement or other instrument binding upon the Company or any of its subsidiaries that is known to such counsel and material to the Company and its subsidiaries, taken as a whole, or to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Company of its obligations under this Agreement, the Rights Agreement or the Purchase Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

               (vi) the statements (A) in the Prospectus under the captions "Summary-The Benicia Acquisition and Related Financings," "The
          Benicia Acquisition and Related Financings," "Business-Environmental Matters" and "-Legal Proceedings" and "Risk Factors-Compliance with and changes in environmental laws could adversely affect our performance" and "-the outcome of the Unocal patent dispute may adversely affect our business," and (B) incorporated by reference into the Prospectus under the captions (i) "Item 1-Business-Environmental Matters and "Item 2-Legal Proceedings" in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and (ii)
          "Item 1-Legal Proceedings" in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000, in each case insofar as such statements constitute summaries of legal matters, accurately present the information called for with respect to such legal matters, documents and proceedings and accurately summarize the matters referred to therein;

               (vii) after due inquiry, such counsel does not know of any legal or governmental investigations or proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (viii) nothing has come to such counsel's attention to cause such counsel to believe that the Company and its subsidiaries (A) are not in compliance with any and all applicable Environmental Laws, (B) have not received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses or (C) are not in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

               (ix) the documents incorporated by reference in the Prospectus (except for the consolidated financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission or to the extent such documents were subsequently amended prior to the date hereof, at the time so amended, complied as to form in all material respects with the requirements of the Exchange Act and the regulations thereunder.

          In addition, such counsel shall state that nothing has come to such counsel's attention to cause such counsel to believe that (A) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not comment) do not comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder or (B)(i) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective or at the time of the execution of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The opinions of Baker Botts L.L.P. and Jay D. Browning, Esq. referred to in paragraphs 6(e) and 6(f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date in form and substance satisfactory to the Underwriters.

          (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing

     Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of the following independent public accountants:
     (i) Arthur Andersen LLP (with respect to the financial statements of the Company) and (ii) PricewaterhouseCoopers (with respect to financial statements of the assets acquired pursuant to the Acquisition), containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and William E. Greehey, Gregory C. King and John D. Gibbons relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Underwriters on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

     6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, 5 conformed copies of the Registration Statement (including exhibits and documents incorporated by reference thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and, during the period mentioned in Section 6(d) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) During the period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, before amending or supplementing the Registration Statement or the Prospectus, (including by filing any document that would as a result thereof be incorporated by reference in the Prospectus) to furnish to you a copy of each such proposed amendment, supplement or other document and not to file any such proposed amendment, supplement or other document to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) During the period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, to file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (d) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (e) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for as long as the Underwriters shall reasonably request.

          (f) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2001 that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (g) To comply with all rules and regulations of the New York Stock Exchange in respect of the listing of the Shares and to use its best efforts to cause the Shares to be eligible for trading thereon.

     7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with any required review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants, and
(ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you or through your counsel expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you or through your counsel expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such subsection, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company and acceptance of and payment for any of the Shares.

     For purposes of this Section 8 only, references to the Registration Statement and Prospectus shall include the information included in the Company's Form 8-K dated March 17, 2000, notwithstanding the fact that such information was amended and superceded by the Company's Form 8-K/A dated May 15, 2000.

     9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036 (telefax: 212-761-0588); Attention: Syndicate Department. Notices to the Company shall be given to it at One Valero Place, San Antonio, Texas, 78212 (telefax: 210-370-2646); Attention: Corporate Secretary.

                                       Very truly yours,

                                       VALERO ENERGY CORPORATION


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted as of the date hereof

MORGAN STANLEY & CO.
      INCORPORATED
CREDIT SUISSE FIRST BOSTON
      CORPORATION
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
SALOMON SMITH BARNEY INC.

Acting severally on behalf of themselves and the several Underwriters named in
      Schedule I hereto.

By: Morgan Stanley & Co. Incorporated


By:
    -----------------------------------
    Name:
    Title:

                                                                      SCHEDULE I


                                                                NUMBER OF FIRM SHARES
UNDERWRITERS                                                        TO BE PURCHASED
------------                                                    ---------------------

Morgan Stanley & Co. Incorporated...........................

Credit Suisse First Boston Corporation......................

J.P. Morgan Securities Inc..................................

Lehman Brothers Inc.........................................

Salomon Smith Barney Inc....................................


                                                                ---------------------
                                       Total:...............
                                                                =====================

                                                                       EXHIBIT A


                         [FORM OF EQUITY LOCK-UP LETTER]


                                           ______, 2000

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Salomon Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Valero Energy Corporation, a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several underwriters named therein, including Morgan Stanley (the "UNDERWRITERS"), of shares (the "SHARES") of the common stock, par value $.01 per share, of the Company (the "COMMON STOCK").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, he will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the "PROSPECTUS SUPPLEMENT"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of any securities to the Underwriters pursuant to the Underwriting Agreement or the sale of Premium Equity Participating Security Units (PEPS(sm) Units) pursuant to any other underwriting agreement entered into between the Company and Morgan Stanley, as lead underwriter. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, he will not, during the period commencing on the date hereof and ending 90 days after the date of the final Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. Notwithstanding anything herein to the contrary, this agreement will terminate if the Underwriting Agreement is terminated prior to the delivery of the Shares thereunder.


                                       Very truly yours,



                                       -----------------------------------------
                                       (Name)


                                       -----------------------------------------
                                       (Address)

                                       2